October 24, 2018	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS 4TH QUARTER AND
FISCAL YEAR 2018 RESULTS

•	Record quarterly net revenues of $1.90 billion, up 12% over the prior year’s fiscal fourth quarter and 3% over the preceding quarter

•	Record quarterly net income of $262.7 million, or $1.76 per diluted share, and adjusted quarterly net income of $250.8 million(1), or $1.68 per diluted share(1)

•	Record annual net revenues of $7.27 billion, record annual net income of $856.7 million, or $5.75 per diluted share, and adjusted annual net income of $964.8 million(1), or $6.47 per diluted share(1)

•	Quarter-end records for client assets under administration of $790.4 billion, financial assets under management of $140.9 billion and net loans at Raymond James Bank of $19.5 billion

•	Record number of Private Client Group financial advisors of 7,813, net increases of 467(2) over September 2017 and 94 over June 2018

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.90 billion and net income of $262.7 million, or $1.76 per diluted share, for the fiscal fourth quarter ended September 30, 2018. Excluding an $11.9 million adjustment to the estimated impact of the Tax Cuts and Jobs Act (the “Tax Act”), adjusted quarterly net income was $250.8 million(1), or $1.68 per diluted share(1). The record quarterly revenues and net income were driven by growth of Private Client Group assets in fee-based accounts, higher net interest income and record investment banking revenues. Results during the quarter were negatively impacted by $11.9 million of unrealized losses on private equity investments and an increase in other expenses, largely attributable to elevated legal and regulatory reserves.

For fiscal year 2018, record net revenues of $7.27 billion increased 14%, record net income of $856.7 million increased 35%, and adjusted net income of $964.8 million(1) increased 26% compared to fiscal year 2017. Pre-tax income for fiscal year 2018 of $1.31 billion increased 42% over the prior year’s GAAP pre-tax income, and adjusted pre-tax income increased 17% over the prior year. Return on equity for fiscal year 2018 was 14.4%, and the adjusted return on equity was 16.0%(1).

“Our focus on attracting and retaining client-centric financial advisors and providing them with industry-leading tools and resources continues to produce record results,” said Chairman and CEO Paul Reilly. “It is especially gratifying to deliver shareholders an attractive return on equity in fiscal 2018, particularly given our strong capital position and the significant investments we made during the year.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.31 billion, up 12% over the prior year’s fiscal fourth quarter and 2% over the preceding quarter

•	Quarterly pre-tax income of $131.2 million, down 8% compared to the prior year’s fiscal fourth quarter and down 1% compared to the preceding quarter

•	Record annual net revenues of $5.09 billion and record annual pre-tax income of $576.1 million

•	Record Private Client Group assets under administration of $755.7 billion, growth of 15% over September 2017 and 5% over June 2018

•	Private Client Group assets in fee-based accounts of $366.3 billion, an increase of 24% over September 2017 and 7% over June 2018

•	Record number of Private Client Group financial advisors of 7,813, net increases of 467(2) over September 2017 and 94 over June 2018

Record net revenues for both the quarter and fiscal year were primarily driven by growth of assets in fee-based accounts, which represented 48% of the segment’s total client assets under administration at the end of the quarter. While the segment generated record pre-tax income for the fiscal year, the quarterly pre-tax income was down compared to the prior year’s fiscal fourth quarter and the preceding quarter, largely due to higher compensation expense as well as elevated legal and regulatory reserves.

“Fiscal year 2018 was a record year for financial advisor recruiting, and retention of advisors remained excellent,” said Reilly. “Our focus on serving advisors and their clients continues to resonate with high-quality financial advisors across all of our affiliation options.”

Capital Markets

•	Quarterly net revenues of $274.8 million, up 3% over the prior year’s fiscal fourth quarter and 14% over the preceding quarter

•	Quarterly pre-tax income of $47.9 million, up 9% over the prior year’s fiscal fourth quarter and 120% over the preceding quarter

•	Annual net revenues of $963.8 million and annual pre-tax income of $90.6 million

•	Record quarterly and annual investment banking revenues of $155.0 million and $440.8 million, respectively

Record M&A results drove record total investment banking revenues for the fiscal fourth quarter and fiscal year 2018, despite declines in both equity and fixed income underwriting. Investment banking revenues during the quarter were also helped by a surge in tax credit funds syndication fees, which ended the year down just 5% compared to fiscal year 2017 despite significant disruption following corporate tax reform. The market environment for institutional equity and fixed income commissions remained difficult during the quarter.

“Record M&A results muted the declines in underwriting revenues and institutional commissions during the fiscal year,” said Reilly. “While the M&A pipeline remains robust, we continue to expect industry headwinds for institutional equity and fixed income commissions.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•	Record quarterly net revenues of $172.4 million, up 31% over the prior year’s fiscal fourth quarter and 3% over the preceding quarter

•	Record quarterly pre-tax income of $63.8 million, up 31% over the prior year’s fiscal fourth quarter and 9% over the preceding quarter

•	Record annual net revenues of $654.4 million and record annual pre-tax income of $235.3 million, representing increases of 34% and 37% over fiscal 2017, respectively

•	Quarter-end record for financial assets under management of $140.9 billion, representing growth of 46% over September 2017 and 4% over June 2018

Record quarterly and annual results for the Asset Management segment were attributable to the growth of financial assets under management, which reflected net inflows into fee-based accounts in the Private Client Group, equity market appreciation and the addition of $27 billion of assets from the Scout and Reams acquisition in November 2017.

Raymond James Bank

•	Record quarterly net revenues of $194.9 million, up 20% over the prior year’s fiscal fourth quarter and 4% over the preceding quarter

•	Record quarterly pre-tax income of $130.4 million, up 15% over the prior year’s fiscal fourth quarter and 1% over the preceding quarter

•	Record annual net revenues of $726.7 million and record annual pre-tax income of $491.8 million, representing increases of 23% and 20% over fiscal 2017, respectively

•	Record net loans of $19.5 billion, representing growth of 15% over September 2017 and 3% over June 2018

•	Net interest margin of 3.27% for the quarter, up 16 basis points over the prior year’s fiscal fourth quarter and down 3 basis points compared to the preceding quarter

Record results were lifted by broad-based loan growth and the year-over-year expansion of the net interest margin, which improved 12 basis points from 3.10% in fiscal 2017 to 3.22% in fiscal year 2018. Credit metrics continued to improve, with criticized loans decreasing 12% compared to September 2017 and 2% compared to June 2018. Criticized loans as a percentage of total loans of 1.18% improved from 1.54% in September 2017 and 1.24% in June 2018.

Other

Quarterly revenues in the Other segment were negatively impacted by $11.9 million of unrealized losses associated with private equity investments, of which $4.6 million is attributable to noncontrolling interests. During the quarter, there was an $11.9 million reduction to the estimated impact of the Tax Act, which lowered the effective tax rate for the quarter to 25.4%. The effective tax rate for fiscal year 2018 was 34.8%, which reflected the impact of the Tax Act. Excluding the impact of the Tax Act, the adjusted effective tax rate was 28.8%(1) for the quarter and 26.7%(1) for fiscal year 2018. During the quarter, the firm repurchased approximately 401,000 shares of common stock for $36.4 million, or approximately $90.60 per share.

“I am proud of our advisors and associates for their unwavering dedication to helping clients achieve their financial objectives,” said Reilly. “Our continued focus on serving clients has enabled Raymond James to generate record revenues and earnings in fiscal year 2018. We are well positioned entering fiscal year 2019, with records for almost all key business drivers, high levels of satisfaction from our financial advisors and strong interest from prospective financial advisors. However, the heightened market volatility in October and the industrywide pressure on client cash balances serve as a reminder that we should always remain prepared for potential headwinds.”

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 25th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-671-8037 (conference code: 5589865), or visit www.raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until January 25, 2019, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,800 financial advisors in 3,100 locations throughout the United States, Canada and overseas. Total client assets are $790 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, changes in tax rules, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended			% change from
$ in thousands, except per share amounts	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017	June 30, 2018
Net revenues	$1,898,930	$1,690,111	$1,836,595	12%	3%
Pre-tax income (3)	$349,983	$278,440	$318,058	26%	10%
Net income (3)	$262,748	$193,489	$232,258	36%	13%

Earnings per common share:
Basic	$1.80	$1.34	$1.59	34%	13%
Diluted	$1.76	$1.31	$1.55	34%	14%

Non-GAAP measures: (1)
Adjusted pre-tax income (3)	$349,983	$316,781	(1)	10%	10%
Adjusted net income (3)	$250,833	$217,260	(1)	15%	8%
Adjusted basic earnings per common share	$1.72	$1.51	(1)	14%	8%
Adjusted diluted earnings per common share	$1.68	$1.47	(1)	14%	8%

	Twelve months ended
$ in thousands, except per share amounts	September 30, 2018	September 30, 2017	% change
Net revenues	$7,274,318	$6,371,097	14%
Pre-tax income (3)	$1,310,655	$925,346	42%
Net income (3)	$856,695	$636,235	35%

Earnings per common share:
Basic	$5.89	$4.43	33%
Diluted	$5.75	$4.33	33%

Non-GAAP measures: (1)
Adjusted pre-tax income (3)	$1,314,582	$1,119,087	17%
Adjusted net income (3)	$964,776	$768,107	26%
Adjusted basic earnings per common share	$6.63	$5.35	24%
Adjusted diluted earnings per common share	$6.47	$5.23	24%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in thousands, except per share amounts	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017	June 30, 2018
Revenues:
Securities commissions and fees	$1,146,729	$1,026,505	$1,115,465	12%	3%
Investment banking	155,025	130,682	115,069	19%	35%
Investment advisory and related administrative fees	158,551	127,088	153,627	25%	3%
Interest income	292,076	222,576	271,342	31%	8%
Account and service fees	193,956	181,418	201,264	7%	(4)%
Net trading profit	11,444	22,110	11,371	(48)%	1%
Other	4,312	22,307	22,764	(81)%	(81)%
Total revenues	1,962,093	1,732,686	1,890,902	13%	4%
Interest expense	(63,163)	(42,575)	(54,307)	48%	16%
Net revenues	1,898,930	1,690,111	1,836,595	12%	3%
Non-interest expenses:
Compensation, commissions and benefits	1,238,448	1,103,824	1,207,512	12%	3%
Communications and information processing	93,812	84,914	91,651	10%	2%
Occupancy and equipment costs	52,925	50,680	49,503	4%	7%
Business development	47,927	38,740	56,944	24%	(16)%
Investment sub-advisory fees	23,918	21,450	23,028	12%	4%
Bank loan loss provision/(benefit)	6,690	(110)	5,226	NM	28%
Acquisition-related expenses	—	877	—	(100)%	—
Losses on extinguishment of debt	—	37,464	—	(100)%	—
Other	91,148	70,053	84,689	30%	8%
Total non-interest expenses	1,554,868	1,407,892	1,518,553	10%	2%
Income including noncontrolling interests and before provision for income taxes	344,062	282,219	318,042	22%	8%
Provision for income taxes	87,235	84,951	85,800	3%	2%
Net income including noncontrolling interests	256,827	197,268	232,242	30%	11%
Net income/(loss) attributable to noncontrolling interests	(5,921)	3,779	(16)	NM	NM
Net income attributable to Raymond James Financial, Inc.	$262,748	$193,489	$232,258	36%	13%
Earnings per common share – basic	$1.80	$1.34	$1.59	34%	13%
Earnings per common share – diluted	$1.76	$1.31	$1.55	34%	14%
Weighted-average common shares outstanding – basic	145,620	143,913	145,634	1%	—
Weighted-average common and common equivalent shares outstanding – diluted	149,463	147,761	149,447	1%	—

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Twelve months ended
$ in thousands, except per share amounts	September 30, 2018	September 30, 2017	% change
Revenues:
Securities commissions and fees	$4,483,040	$4,020,910	11%
Investment banking	440,811	398,675	11%
Investment advisory and related administrative fees	605,634	462,989	31%
Interest income	1,043,993	802,126	30%
Account and service fees	771,012	667,274	16%
Net trading profit	56,722	81,880	(31)%
Other	74,609	91,021	(18)%
Total revenues	7,475,821	6,524,875	15%
Interest expense	(201,503)	(153,778)	31%
Net revenues	7,274,318	6,371,097	14%
Non-interest expenses:
Compensation, commissions and benefits	4,795,375	4,228,387	13%
Communications and information processing	365,879	310,961	18%
Occupancy and equipment costs	201,943	190,737	6%
Business development	181,470	154,926	17%
Investment sub-advisory fees	92,388	78,656	17%
Bank loan loss provision	20,481	12,987	58%
Acquisition-related expenses	3,927	17,995	(78)%
Losses on extinguishment of debt	—	45,746	(100)%
Other	307,978	402,724	(24)%
Total non-interest expenses	5,969,441	5,443,119	10%
Income including noncontrolling interests and before provision for income taxes	1,304,877	927,978	41%
Provision for income taxes	453,960	289,111	57%
Net income including noncontrolling interests	850,917	638,867	33%
Net income/(loss) attributable to noncontrolling interests	(5,778)	2,632	NM
Net income attributable to Raymond James Financial, Inc.	$856,695	$636,235	35%

Earnings per common share – basic	$5.89	$4.43	33%
Earnings per common share – diluted	$5.75	$4.33	33%
Weighted-average common shares outstanding – basic	145,271	143,275	1%
Weighted-average common and common equivalent shares outstanding – diluted	148,838	146,647	1%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended			% change from
$ in thousands	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017	June 30, 2018
Net revenues:
Private Client Group	$1,309,044	$1,169,082	$1,279,120	12%	2%
Capital Markets	274,806	265,587	241,686	3%	14%
Asset Management	172,437	131,432	168,155	31%	3%
RJ Bank	194,932	162,797	187,820	20%	4%
Other (4)	(11,833)	(4,958)	(2,235)	(139)%	(429)%
Intersegment eliminations	(40,456)	(33,829)	(37,951)
Total net revenues	$1,898,930	$1,690,111	$1,836,595	12%	3%

Pre-tax income/(loss): (3)
Private Client Group	$131,171	$142,269	$132,274	(8)%	(1)%
Capital Markets	47,850	43,934	21,787	9%	120%
Asset Management	63,799	48,760	58,272	31%	9%
RJ Bank	130,384	113,281	129,154	15%	1%
Other (4)	(23,221)	(69,804)	(23,429)	67%	1%
Pre-tax income	$349,983	$278,440	$318,058	26%	10%

	Twelve months ended
$ in thousands	September 30, 2018	September 30, 2017	% change
Net revenues:
Private Client Group	$5,093,030	$4,421,633	15%
Capital Markets	963,773	1,013,683	(5)%
Asset Management	654,377	487,658	34%
RJ Bank	726,675	592,670	23%
Other (4)	(15,156)	(29,870)	49%
Intersegment eliminations	(148,381)	(114,677)
Total net revenues	$7,274,318	$6,371,097	14%

Pre-tax income/(loss): (3)
Private Client Group	$576,094	$372,950	54%
Capital Markets	90,647	141,236	(36)%
Asset Management	235,336	171,736	37%
RJ Bank	491,779	409,303	20%
Other (4)	(83,201)	(169,879)	51%
Pre-tax income	$1,310,655	$925,346	42%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Three months ended			% change from
$ in thousands	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017	June 30, 2018
Securities commissions and fees by segment:
Private Client Group	$1,052,825	$933,720	$1,014,665	13%	4%
Capital Markets:
Equity	46,481	40,112	56,793	16%	(18)%
Fixed Income	52,378	61,895	49,908	(15)%	5%
Intersegment eliminations	(4,955)	(9,222)	(5,901)
Total securities commissions and fees	$1,146,729	$1,026,505	$1,115,465	12%	3%

Investment banking revenues:
Equity:
Underwritings	$14,931	$16,425	$16,614	(9)%	(10)%
Mergers & acquisitions and advisory fees	96,397	84,503	84,737	14%	14%
Fixed Income	10,139	11,540	9,947	(12)%	2%
Tax credit funds syndication fees	33,558	18,214	3,771	84%	790%
Total investment banking revenues	$155,025	$130,682	$115,069	19%	35%

Account and service fees:
Mutual fund and annuity service fees (5)	$86,181	$80,091	$85,239	8%	1%
RJBDP fees - third party banks (6)	64,680	61,139	70,381	6%	(8)%
Other	43,095	40,188	45,644	7%	(6)%
Total account and service fees	$193,956	$181,418	$201,264	7%	(4)%

Other revenues:
Realized/unrealized gains/(losses) - private equity investments	$(11,943)	$6,696	$4,106	NM	NM
Other	16,255	15,611	18,658	4%	(13)%
Total other revenues	$4,312	$22,307	$22,764	(81)%	(81)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Twelve months ended
$ in thousands	September 30, 2018	September 30, 2017	% change
Securities commissions and fees by segment:
Private Client Group	$4,080,753	$3,566,304	14%
Capital Markets:
Equity	202,809	222,942	(9)%
Fixed Income	221,684	267,749	(17)%
Intersegment eliminations	(22,206)	(36,085)
Total securities commissions and fees	$4,483,040	$4,020,910	11%

Investment banking revenues:
Equity:
Underwritings	$53,311	$72,921	(27)%
Mergers & acquisitions and advisory fees	296,606	228,422	30%
Fixed Income	39,430	43,234	(9)%
Tax credit funds syndication fees	51,464	54,098	(5)%
Total investment banking revenues	$440,811	$398,675	11%

Account and service fees:
Mutual fund and annuity service fees (5)	$335,430	$296,386	13%
RJBDP fees - third party banks (6)	262,424	202,048	30%
Other	173,158	168,840	3%
Total account and service fees	$771,012	$667,274	16%

Other revenues:
Realized/unrealized gains - private equity investments	$9,744	$31,386	(69)%
Other	64,865	59,635	9%
Total other revenues	$74,609	$91,021	(18)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)

	For the period ended
Total company	September 30, 2018			September 30, 2017		June 30, 2018
Total assets	$37.4	bil.	(7)	$34.9	bil.	$36.4	bil.
Total equity (3)	$6.4	bil.		$5.6	bil.	$6.2	bil.
Book value per share (8)	$43.73			$38.74		$42.24
Tangible book value per share (1) (8)	$39.52			$35.58		$38.06
Return on equity - quarter (9)	16.8%			14.1%		15.4%
Adjusted return on equity - quarter (1) (9)	16.0%			15.8%		NA
Return on equity - year to date (9)	14.4%			12.2%		13.6%
Adjusted return on equity - year to date (1) (9)	16.0%			14.5%		16.0%
Total compensation ratio - quarter (10)	65.2%			65.3%		65.7%
Total compensation ratio - year to date (10)	65.9%			66.4%		66.2%
Pre-tax margin on net revenues - quarter (11)	18.4%			16.5%		17.3%
Adjusted pre-tax margin on net revenues - quarter (1) (11)	NA			18.7%		NA
Pre-tax margin on net revenues - year to date (11)	18.0%			14.5%		17.9%
Adjusted pre-tax margin on net revenues - year to date (1) (11)	18.1%			17.6%		17.9%
Effective tax rate - quarter	25.4%			30.1%		27.0%
Adjusted effective tax rate - quarter (1)	28.8%			NA		NA
Effective tax rate - year to date	34.8%			31.2%		38.2%
Adjusted effective tax rate - year to date (1)	26.7%			NA		26.0%

Total company capital ratios:
Tier 1 capital ratio	24.3%		(7)	23.0%		23.8%
Total capital ratio	25.3%		(7)	23.9%		24.8%
Tier 1 leverage ratio	15.8%		(7)	15.0%		15.6%

Client asset metrics ($ in billions)	As of			% change from
	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017	June 30, 2018
Client assets under administration	$790.4	$692.9	$754.3	14%	5%
Private Client Group assets under administration	$755.7	$659.5	$719.5	15%	5%
Private Client Group assets in fee-based accounts	$366.3	$294.5	$343.1	24%	7%
Financial assets under management	$140.9	$96.4	$135.5	46%	4%

Private Client Group financial advisors	As of
	September 30, 2018	September 30, 2017	June 30, 2018
Employees	3,167	3,041	3,126
Independent contractors (2)	4,646	4,305	4,593
Total advisors	7,813	7,346	7,719

(continued on next page)

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)
(continued from previous page)

Clients’ domestic cash sweep balances ($ in millions) (12)	As of
	September 30, 2018	September 30, 2017	June 30, 2018
RJBDP
RJ Bank	$19,446	$17,387	$19,014
Third-party banks	15,564	20,704	16,971
Subtotal RJBDP	35,010	38,091	35,985
Money Market Funds	3,240	1,818	2,687
Client Interest Program	2,807	3,101	2,784
Total clients’ domestic cash sweep balances	$41,057	$43,010	$41,456

Raymond James Bank ($ in thousands)	As of
	September 30, 2018	September 30, 2017	June 30, 2018
Total assets (13)	$23,204,762	$20,882,722	$22,987,118
Total equity	$2,020,709	$1,823,342	$1,967,577
Bank loans, net	$19,518,100	$17,006,795	$18,987,806
Allowance for loan losses	$202,750	$190,442	$196,157
Allowance for loan losses (as % of loans)	1.04%	1.11%	1.03%
Total nonperforming assets	$27,969	$43,699	$37,168
Nonperforming assets (as % of total assets)	0.12%	0.21%	0.16%
Total criticized loans (14)	$233,377	$264,664	$238,120
Criticized loans (as % of loans)	1.18%	1.54%	1.24%

($ in thousands)	Three months ended			% change from		Twelve months ended
	September 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2018	September 30, 2017	% change
Bank loan loss provision/ (benefit)	$6,690	$(110)	$5,226	NM	28%	$20,481	$12,987	58%
Net charge-offs	$317	$1,606	$3,646	(80)%	(91)%	$7,678	$20,652	(63)%

	As of
	September 30, 2018		September 30, 2017	June 30, 2018
RJ Bank capital ratios:
Tier 1 capital ratio	12.7%	(7)	12.5%	12.5%
Total capital ratio	13.9%	(7)	13.8%	13.8%
Tier 1 leverage ratio	8.8%	(7)	8.9%	8.9%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank Net Interest Analysis (Unaudited)
	Three months ended
	September 30, 2018			September 30, 2017			June 30, 2018
$ in thousands	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$707,585	$3,460	1.94%	$992,646	$3,100	1.24%	$659,563	$2,949	1.79%
Available-for-sale securities	2,641,208	14,302	2.17%	2,018,890	9,433	1.87%	2,534,373	13,369	2.11%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial (“C&I”) loans	7,860,372	88,959	4.43%	7,326,719	72,247	3.86%	7,647,502	85,120	4.40%
Commercial real estate (“CRE”) construction loans	165,050	2,216	5.25%	120,400	1,455	4.73%	181,571	2,401	5.23%
CRE loans	3,443,414	37,702	4.28%	3,042,657	29,472	3.79%	3,258,551	34,188	4.15%
Tax-exempt loans (15)	1,207,656	7,833	3.44%	984,786	6,362	3.98%	1,190,878	7,673	3.41%
Residential mortgage loans	3,700,160	31,035	3.35%	3,047,822	23,126	3.03%	3,514,327	27,257	3.10%
Securities-based loans	2,972,354	33,200	4.37%	2,332,112	21,452	3.60%	2,740,641	29,511	4.26%
Loans held for sale	133,543	1,514	4.49%	173,527	1,440	3.35%	109,449	1,185	4.34%
Total loans, net	19,482,549	202,459	4.14%	17,028,023	155,554	3.67%	18,642,919	187,335	4.04%
Federal Home Loan Bank stock (“FHLB”), Federal Reserve Bank of Atlanta (“FRB”) stock and other	143,991	1,778	4.90%	185,559	1,250	2.68%	133,586	1,508	4.53%
Total interest-earning banking assets	22,975,333	221,999	3.85%	20,225,118	169,337	3.36%	21,970,441	205,161	3.75%
Total interest-bearing banking liabilities	20,991,250	33,316	0.63%	18,483,961	12,845	0.27%	20,082,655	24,645	0.49%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,984,083	$188,683		$1,741,157	$156,492		$1,887,786	$180,516
Net interest margin (net yield on interest-earning banking assets)			3.27%			3.11%			3.30%

	Twelve months ended September 30,
	2018			2017
$ in thousands	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$956,567	$14,996	1.57%	$859,020	$7,696	0.90%
Available-for-sale securities	2,429,718	49,628	2.04%	1,462,938	25,970	1.78%
Bank loans, net of unearned income
Loans held for investment:
C&I loans	7,618,949	326,042	4.22%	7,340,052	281,274	3.78%
CRE construction loans	165,780	8,547	5.08%	129,073	6,184	4.73%
CRE loans	3,231,369	132,898	4.06%	2,831,870	100,563	3.50%
Tax-exempt loans (15)	1,146,493	29,567	3.42%	891,922	23,057	3.98%
Residential mortgage loans	3,447,710	108,825	3.16%	2,803,464	83,537	2.94%
Securities-based loans	2,689,612	111,403	4.09%	2,123,189	72,400	3.36%
Loans held for sale	125,970	5,057	4.01%	159,384	5,156	3.34%
Total loans, net	18,425,883	722,339	3.93%	16,278,954	572,171	3.55%
FHLB stock, FRB stock and other	138,635	6,007	4.33%	157,395	4,134	2.63%
Total interest-earning banking assets	21,950,803	792,970	3.62%	18,758,307	609,971	3.28%
Total interest-bearing banking liabilities	20,088,204	88,609	0.44%	17,089,491	35,175	0.20%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,862,599	$704,361		$1,668,816	$574,796
Net interest margin (net yield on interest-earning banking assets)			3.22%			3.10%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc.
Reconciliation of GAAP measures to non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended		Twelve months ended
$ in thousands, except per share amounts	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income: (3)	$262,748	$193,489	$856,695	$636,235
Non-GAAP adjustments:
Acquisition-related expenses (16)	—	877	3,927	17,995
Losses on extinguishment of debt (17)	—	37,464	—	45,746
Jay Peak settlement (18)	—	—	—	130,000
Sub-total pre-tax non-GAAP adjustments	—	38,341	3,927	193,741
Tax effect on non-GAAP adjustments above	—	(14,570)	(1,100)	(61,869)
Impact of the Tax Act (19)	(11,915)	—	105,254	—
Total non-GAAP adjustments, net of tax	(11,915)	23,771	108,081	131,872
Adjusted net income	$250,833	$217,260	$964,776	$768,107

Pre-tax income: (3)	$349,983	$278,440	$1,310,655	$925,346
Pre-tax non-GAAP adjustments (as detailed above)	—	38,341	3,927	193,741
Adjusted pre-tax income	$349,983	$316,781	$1,314,582	$1,119,087
Pre-tax margin on net revenues (11)	18.4%	16.5%	18.0%	14.5%
Adjusted pre-tax margin on net revenues (11)	NA	18.7%	18.1%	17.6%
Earnings per common share:
Basic	$1.80	$1.34	$5.89	$4.43
Diluted	$1.76	$1.31	$5.75	$4.33
Adjusted basic	$1.72	$1.51	$6.63	$5.35
Adjusted diluted	$1.68	$1.47	$6.47	$5.23
Return on equity:
Average equity (20)	$6,262,912	$5,485,493	$5,949,054	$5,235,231
Return on equity (9)	16.8%	14.1%	14.4%	12.2%
Adjusted average equity (20)	$6,256,953	$5,497,378	$6,042,668	$5,310,489
Adjusted return on equity (9)	16.0%	15.8%	16.0%	14.5%

Effective tax rate:
For the three months ended September 30, 2018 ($ in thousands)		Pre-tax income including noncontrolling interests	Provision for income taxes	Effective tax rate
		$344,062	$87,235	25.4%
Less: impact of the Tax Act (19)			(11,915)
As adjusted for impact of the Tax Act			$99,150	28.8%

For the twelve months ended September 30, 2018 ($ in thousands)
		$1,304,877	$453,960	34.8%
Less: impact of the Tax Act (19)			105,254
As adjusted for impact of the Tax Act			$348,706	26.7%

	As of
$ in thousands, except per share amounts	September 30, 2018	September 30, 2017	June 30, 2018
Book value per share:
Total equity (3)	$6,368,461	$5,581,713	$6,157,363
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net of related deferred taxes	612,158	454,818	$609,826
Tangible total equity	$5,756,303	$5,126,895	$5,547,537
Common shares outstanding	145,642	144,097	145,755
Book value per share (8)	$43.73	$38.74	$42.24
Tangible book value per share (8)	$39.52	$35.58	$38.06

Please refer to the footnotes at the end of this press release for additional information.

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments for the three months ended June 30, 2018, therefore percent changes for the quarter are calculated based on GAAP results.

2.
Our independent contractor financial advisor counts include 126 registered individuals who met the requirements to be classified as financial advisors in the fiscal year ended September 30, 2018 following our periodic review procedures.

3.	Excludes noncontrolling interests.

4.
The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, losses on extinguishment of debt and the acquisition and integration costs associated with certain acquisitions.

5.
We earn fees from third-party product partners, including mutual fund and annuity companies for client account services performed on behalf of these companies. We also provide sales and marketing support to these companies.

6.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at RJ Bank and various third-party banks. These amounts represent the RJBDP fees earned by PCG from third-party banks as the fees earned by PCG on RJ Bank deposits are eliminated in consolidation.

7.	Estimated.

8.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

9.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

10.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

11.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

12.	Clients’ domestic cash sweep balances are deposited or invested in the RJBDP, Client Interest Program and/or Money Markets, as a part of our sweep program, depending on the clients’ elections.

13.	Includes affiliate deposits.

14.
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.

15.	The average yield is presented on a tax-equivalent basis for each respective period.

16.
Represents acquisition-related expenses associated with our current year acquisition of Scout Investments and its Reams Asset Management division as well as our 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank and MacDougall, MacDougall & MacTier, Inc.

17.
Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 and 6.90% Senior Notes due 2042.

18.
Other expenses in the twelve months ended September 30, 2017 included $130 million in legal expenses associated with Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov).

19.
The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. Our U.S. federal statutory tax rate was 24.5% for the fiscal year ended September 30, 2018, which reflected a blended federal statutory rate of 35% for the fiscal first quarter and 21% for the remaining three fiscal quarters.

20.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by five. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.